UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 10, 2016

PRUDENTIAL FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

New Jersey	001-16707	22-3703799
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

751 Broad Street

Newark, New Jersey 07102

(Address of principal executive offices and zip code)

(973) 802-6000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

Prudential Financial, Inc. (the “Company” or “we”) furnishes herewith, as Exhibit 99.1, a news release announcing full year and fourth quarter 2015 results.

See also the response to Item 7.01 below, which is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

A.	Earnings Release. The Company furnishes herewith, as Exhibit 99.1, a news release announcing full year and fourth quarter 2015 results.

B.	Quarterly Financial Supplement. The Company furnishes herewith, as Exhibit 99.2, the Quarterly Financial Supplement for fourth quarter 2015.

C.	Conference Call and Related Materials. Members of the Company’s senior management will hold a conference call on Thursday, February 11, 2016 at 11:00 A.M. ET, to discuss the Company’s fourth quarter 2015 results. Related materials are available on the Company’s Investor Relations website at www.investor.prudential.com.

Item 8.01	Other Events.

In February 2016, we self-reported to the SEC, and notified other regulators, that in some cases we failed to maximize securities lending income due to a long-standing restriction benefitting the Company that limited the availability of loanable securities for certain separate account investments. We have removed the restriction and intend to implement a remediation plan for the benefit of customers. We intend to fully cooperate with regulators in this matter.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

99.1	News release of Prudential Financial, Inc., dated February 10, 2016, announcing full year and fourth quarter 2015 results (furnished and not filed).

99.2	Quarterly Financial Supplement for Prudential Financial, Inc. for fourth quarter 2015 (furnished and not filed).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 10, 2016

PRUDENTIAL FINANCIAL, INC.

By:	/s/ Robert D. Axel
Name:	Robert D. Axel
Title:	Senior Vice President and Principal Accounting Officer

Exhibit Index

Exhibit No.	Description

99.1	News release of Prudential Financial, Inc., dated February 10, 2016, announcing full year and fourth quarter 2015 results (furnished and not filed).

99.2	Quarterly Financial Supplement for Prudential Financial, Inc. for fourth quarter 2015 (furnished and not filed).

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